Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2023, relating to the consolidated financial statements of SoundHound AI, Inc., which appears in SoundHound AI, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2022, and 2021. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

// ArmaninoLLP

San Ramon, California

July 24, 2022